                                                                      EXHIBIT 21

                                FEDEX CORPORATION

                                                                                      Jurisdiction of
                                                                                 Organization or Registration
                                                                                 -----------------------------
1.    Federal Express Corporation                                                         Delaware
         I.  Federal Express Aviation Services, Incorporated                              Delaware
             A.   Federal Express Aviation Services International, Ltd.                   Delaware
        II.  Federal Express Canada Ltd.                                                   Canada
       III.  Federal Express International, Inc.                                          Delaware
             A.   Dencom Investments Limited                                          Northern Ireland
                   1. Dencom Freight Holdings Limited                                 Northern Ireland
                      a.   F.E.D.S. (Ireland) Limited                                     Ireland
                      b.   Federal Express (N.I.) Limited                             Northern Ireland
                      c.   Fedex (Ireland) Limited                                        Ireland
             B.   Federal Express (Australia) Pty Ltd.                                   Australia
             C.   Federal Express Europe, Inc.                                            Delaware
                   1. Federal Express (Austria) GmbH                                      Austria
                   2. Federal Express Corporation Finland Oy                              Finland
                   3. Federal Express Europe, Inc. & Co., V.O.F./S.N.C.                   Belgium
                   4. Federal Express European Services, Inc.                             Delaware
                   5. FedEx Supply Chain Services Europe B.V.                           Netherlands
                      a.   FedEx Supply Chain Services Belgium B.V.B.A.                   Belgium
                      b.   FedEx Supply Chain Services France SARL                         France
                      c.   FedEx Supply Chain Services Germany GmbH                       Germany
                      d.   FedEx Supply Chain Services Ireland Limited                    Ireland
                      e.   FedEx Supply Chain Services Italy S.r.L.                        Italy
                      f.   FedEx Supply Chain Services Netherlands B.V.                 Netherlands
                      g.   FedEx Supply Chain Services UK Limited                      United Kingdom
             D.   Federal Express Europlex, Inc.                                          Delaware
             E.   Federal Express Finance P.L.C.                                       United Kingdom
             F.   Federal Express Holdings S.A.                                           Delaware
                   1. Federal Express (Antigua) Limited                                   Antigua
                   2. Federal Express (Antilles Francaises) S.A.R.L.                 French West Indies
                   3. Federal Express (Barbados) Limited                                  Barbados
                   4. Federal Express (Bermuda) Limited                                   Bermuda
                   5. Federal Express Cayman Limited                                   Cayman Islands
                   6. Federal Express Costa Rica, Limitada                               Costa Rica
                   7. Federal Express (Dominicana) S.A.                              Dominican Republic
                      a.   Inversiones Sagitario, S.A.                               Dominican Republic
                   8. Federal Express Entregas Rapidas, Ltd.                               Brazil
                   9. Federal Express (Grenada) Limited                                   Grenada
                  10. Federal Express (Haiti) S.A.                                         Haiti
                  11. Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.          Mexico
                  12. Federal Express (Jamaica) Limited                                   Jamaica
                  13. Federal Express (St. Kitts) Limited                                St. Kitts
                  14. Federal Express (St. Lucia) Limited                                St. Lucia
                  15. Federal Express (St. Maarten) N.V.                            Netherland Antilles
                      a.   Federal Express (Aruba) N.V.                             Netherland Antilles
                  16. Federal Express (Turks & Caicos) Limited                     Turks & Caicos Islands
                  17. Federal Express Virgin Islands, Inc.                          U.S. Virgin Islands
                  18. FedEx (Bahamas) Limited                                             Bahamas
                  19. FedEx Transportes Expresos (Guatemala), Limitada                   Guatemala

             G.   Federal Express International (France) SNC                               France
             H.   Federal Express International Limited                                United Kingdom
             I.   Federal Express International y Compania S.N.C. de C.V.                 Mexico
             J.   Federal Express Italy Inc.                                             Delaware
             K.   Federal Express Japan K.K.                                              Japan
             L.   Federal Express Korea Co., Ltd.                                         Korea
             M.   Federal Express Luxembourg, Inc.                                       Delaware
             N.   Federal Express Pacific, Inc.                                          Delaware
                   1. Federal Express Services (M) Sdn. Bhd.                             Malaysia
                   2. Udara Express Courier Services Sdn. Bhd.                           Malaysia
             O.   Federal Express Parcel Services Limited                             United Kingdom
             P.   Federal Express (Singapore) Pte. Ltd.                                 Singapore
             Q.   Federal Express (Thailand) Limited                                     Thailand
             R.   Federal Express (U.K.) Limited                                      United Kingdom
                   1. Federal Express (U.K.) Pension Trustees Ltd.                    United Kingdom
             S.   Fedex (N. I.) Limited                                              Northern Ireland
             T.   FedEx Supply Chain Services International, Inc.                        Delaware
                   1. FedEx Supply Chain Services International Pte, Ltd.               Singapore
             U.   Winchmore Developments Ltd.                                            England
                   1. Concorde Advertising Limited                                       England
        IV.  Federal Express Leasing Corporation                                         Delaware
         V.  Fedex Customs Brokerage Corporation                                         Delaware
        VI.  FEDEX Partners, Inc.                                                        Delaware
       VII.  FedEx Spain, S.L.                                                            Spain
      VIII.  Flying Tigers Limited                                                     New Zealand
        IX.  The Flying Tiger Line (NZ) Limited                                        New Zealand
         X.  Tiger International Insurance Ltd.                                       Cayman Islands
2.    Caliber System (Canada), Inc.                                                       Canada
3.    FedEx Corporate Services, Inc.                                                     Delaware
         I.  FedEx Internet Technologies Corporation                                     Delaware
        II.  FedEx Supply Chain Services, Inc.                                             Ohio
             A.   FedEx Supply Chain Services (Canada), Ltd.                             Ontario
             B.   Caliber Logistics de Mexico, S.A. de C.V.                               Mexico
             C.   Caliber Logistics Healthcare, Inc.                                       Ohio
4.    FedEx Custom Critical, Inc.                                                          Ohio
         I.  AutoQuik, Inc.                                                              Delaware
        II.  FedEx Custom Critical, N.V.                                                 Belgium
       III.  FedEx Custom Critical B.V.                                                Netherlands
             A.   FedEx Custom Critical, S.r.L.                                           Italy
        IV.  FedEx Custom Critical GmbH                                                  Germany
         V.  FedEx Custom Critical SARL                                                   France
        VI.  FedEx Custom Critical, S.L.                                                  Spain
       VII.  FedEx Custom Critical UK, Inc.                                              Delaware
      VIII.  Passport Transport, Ltd.                                                    Delaware
             A.   AutoTransExpress, Inc.                                                 Delaware
        IX.  Third Party Services, Inc.                                                  Delaware
         X.  Transportation Technologies, Inc.                                             Ohio
        XI.  UrgentFreight, Inc.                                                         Delaware
5.    FedEx Freight Corporation                                                          Delaware
         I.  FedEx Freight West, Inc.                                                   California
             A.   Bay Cities Diesel Engine Rebuilders Inc.                              California
             B.   Viking de Mexico, S.A. de C.V.                                          Mexico
        II.  FedEx Freight East, Inc.                                                    Arkansas
             A.   American Freightways, Inc.                                             Arkansas
             B.   FedEx Freight de Mexico, S.A. de C.V.                                   Mexico

             C.   FXF Logistica de Mexico, S.A. de C.V.                                   Mexico
             D.   Razorback Servicios de Mexico, S.A. de C.V.                             Mexico
       III.  FedEx Freight System, Inc.                                                  Delaware
6.    FedEx Global Logistics, Inc.                                                       Delaware
7.    FedEx Ground Package System, Inc.                                                  Delaware
         I.  FedEx Ground Package System, Ltd.                                           Wyoming
        II.  RPS de Mexico, S.A. de C.V.                                                  Mexico
       III.  RPS Urban Renewal Corporation                                              New Jersey
8.    FedEx Trade Networks, Inc.                                                         Delaware
         I.  Caribbean Transportation Services, Inc.                                     Delaware
        II.  FedEx Trade Networks Trade Services, Inc.                                   Delaware
             A.   World Tariff, Limited                                                 California
       III.  FedEx Trade Networks Transport & Brokerage, Inc.                            New York
             A.   FedEx Trade Networks Transport & Brokerage (Canada), Inc.               Canada
             B.   Tower International Holdings, Inc.                                     Delaware
9.    Roadway Global Air, Inc.                                                           Delaware
         I.  Roadway Global Air International, Inc.                                      Delaware
             A.   Roadway Global Air, S.r.L.                                              Italy

6/01/03